Exhibit 99.1

Shareholder Relations                 NEWS RELEASE
288 Union Street
Rockland, Ma. 02370

INDEPENDENT BANK CORP. REPORTS SECOND QUARTER NET INCOME OF $62.6 MILLION
Solid performance reflects strong business fundamentals

Rockland, Massachusetts (July 20, 2023) Independent Bank Corp. (Nasdaq Global Select Market: INDB), parent of Rockland Trust Company, today announced 2023 second quarter net income of $62.6 million, or $1.42 per diluted share, compared to 2023 first quarter net income of $61.2 million, or $1.36 per diluted share. Second quarter results were driven by healthy loan volumes, strong fee income, and disciplined expense management.

The Company generated a return on average assets and a return on average common equity of 1.29% and 8.78%, respectively, for the second quarter of 2023, as compared to 1.30% and 8.63%, respectively, for the prior quarter.

“Our solid performance reflects both the underlying strength of our core franchise and our resilience to the current difficult operating environment. Our sound business fundamentals, including disciplined underwriting and comprehensive capital and liquidity planning, continue to serve us well and position us to take advantage of the right opportunities.” said Jeffrey Tengel, the Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company. “Our focus will continue to center on capitalizing on our diverse business model and maintaining a laser focus on cultivating and expanding our valuable core relationships.”

BALANCE SHEET

Total assets of $19.4 billion at June 30, 2023 were virtually unchanged from the prior quarter and decreased by $581.5 million, or 2.9%, as compared to the prior year level, driven primarily by lower cash balances and associated deposit levels.

Total loans at June 30, 2023 of $14.1 billion increased by $192.0 million, or 1.4% (5.5% annualized), compared to the prior quarter level. Solid closing activity along with reduced attrition drove a modest 0.5% (2.0% annualized) increase in total commercial balances, while small business loans also exhibited solid growth, rising 5.0% over the prior quarter. In addition, the vast majority of residential real estate originations were retained on the balance sheet, resulting in growth in that portfolio of $125.6 million, or 6.0% for the quarter, while home equity balances increased slightly by $4.6 million, or 0.4%, compared to the prior quarter level.

Deposit balances of $15.2 billion at June 30, 2023 decreased slightly by $24.1 million, or 0.2%, from March 31, 2023, reflecting a stabilization of overall deposit balances as compared to the prior quarter. As a result of the continued migration of balances to higher rate time deposits, the total cost of deposits for the quarter increased 26 basis points to 0.85%. Core deposits represented 82.6% of total deposits at June 30, 2023, compared to 85.6% at March 31, 2023.

Borrowings decreased by $91.1 million, or 9.2%, during the second quarter of 2023, primarily driven by a redeployment of the balance sheet cash position. In addition, the Company entered into an additional $100 million of pay-fixed borrowings hedges during the quarter, bringing the total of such hedges to $400 million.

The securities portfolio decreased by $86.9 million, or 2.8%, compared to March 31, 2023 driven primarily by paydowns, calls, and maturities, along with unrealized losses of $15.0 million in the available for sale portfolio during the second quarter. Total securities represented 15.6% of total assets at June 30, 2023, as compared to 16.0% at March 31, 2023.

Stockholders' equity at June 30, 2023 increased 0.8% when compared to March 31, 2023, driven primarily by strong earnings retention and partially offset by unrealized losses on the available for sale investment securities portfolio included in other comprehensive income. The Company's ratio of common equity to assets of 14.72% at June 30, 2023 represented an increase of 16 basis points, or 1.1%, from March 31, 2023 and an increase of 35 basis points, or 2.4%, from June 30, 2022. The Company's book value per share increased by $0.52, or 0.8%, to $64.69 at June 30, 2023 as compared to the prior quarter. The Company's tangible book value per share at June 30, 2023 rose by $0.57, or 1.4%, from the prior quarter to $41.88, and represented an increase of 3.9% from the year ago period, despite 1.6 million shares of common stock repurchased during the first quarter of 2023. The Company's ratio of tangible common equity to tangible assets of 10.05% at June 30, 2023 represented an increase of 16 basis points from the prior quarter and an increase of 26 basis points from the year ago period. Please refer to Appendix A for a detailed reconciliation of Non-GAAP balance sheet metrics.

NET INTEREST INCOME

Net interest income for the second quarter of 2023 decreased 4.1% to $152.5 million compared to $159.0 million for the prior quarter, reflecting a full quarter of increased wholesale borrowings as well as higher deposit costs, resulting in a reduction in net interest margin of 25 basis points to 3.54% for the quarter. The core margin decreased 26 basis points to 3.52% for the second quarter of 2023, when excluding purchase accounting and other non-core items. Please refer to Appendix C for additional details regarding the net interest margin and Non-GAAP reconciliation of core margin.

NONINTEREST INCOME

Noninterest income of $30.8 million for the second quarter of 2023 represented an increase of $2.5 million, or 8.9%, as compared to the prior quarter. Significant changes in noninterest income for the second quarter of 2023 compared to the prior quarter included the following:

•Deposit account fees decreased by $408,000, or 6.9%, due primarily to reduced overdraft fees stemming from the Company's policy changes, which went into effect in March 2023.

•Interchange and ATM fees increased by $294,000, or 7.0%, driven by increased transaction volume during the second quarter of 2023.

•Investment management income increased by $569,000, or 5.8%, due primarily to seasonal tax preparation fees, as well as increased market valuations. Total assets under administration rose by $158.6 million, or 2.6%, to a record level of $6.3 billion during the second quarter of 2023.

•Mortgage banking income grew by $362,000 in comparison to the prior quarter, primarily reflecting increased saleable volume.

•The Company received proceeds on life insurance policies resulting in a gain of $176,000 for the second quarter, as compared to a gain of $11,000 in the prior quarter.

•Loan level derivative income increased by $867,000 compared to the prior quarter due primarily to higher customer demand.

•Other noninterest income increased by $580,000, or 10.0%, due primarily to interest income recognized from income tax return refunds received during the quarter and increased Federal Home Loan Bank dividend income.

NONINTEREST EXPENSE

Noninterest expense of $95.6 million for the second quarter of 2023 represented a decrease of $3.1 million, or 3.1%, as compared to the prior quarter. Significant changes in noninterest expense for the second quarter compared to the prior quarter included the following:

•Salaries and employee benefits decreased by $3.0 million, or 5.3%, due primarily to non-recurring CEO transition related expenses incurred during the first quarter, as well as decreases in payroll taxes and incentive compensation, partially offset by increases in medical plan insurance.

•Occupancy and equipment decreased by $437,000, or 3.4%, due mostly to seasonal decreases in snow removal and utilities costs.

•Other noninterest expense increased by $264,000, or 1.1%, due primarily to director equity compensation granted during the quarter, advertising and sponsorships, partially offset by decreases in legal fees.

The Company’s tax rate for the second quarter of 2023 decreased slightly to 24.30%, compared to 24.69% for the prior quarter.

ASSET QUALITY

Net charge-offs were $23.5 million for the second quarter of 2023, driven primarily by the full charge-off of a large nonperforming commercial and industrial credit which had previously been fully reserved for. The second quarter provision for credit losses declined to $5.0 million from $7.3 million in the prior quarter and was driven primarily by the migration of a single commercial real estate loan to non-accrual, as well as loan growth during the quarter. As a result, nonperforming loans decreased to $45.7 million, or 0.32% of total loans at June 30, 2023, as compared to $56.2 million, or 0.40% of total loans at March 31, 2023. Delinquency as a percentage of total loans increased three basis points from the prior quarter to 0.30% at June 30, 2023.

The allowance for credit losses on total loans decreased to $140.6 million, or 0.99% of total loans, at June 30, 2023, as compared to $159.1 million, or 1.14% of total loans, at March 31, 2023. The decline in the coverage ratio was driven primarily by the aforementioned commercial and industrial loan charged-off during the quarter.

CONFERENCE CALL INFORMATION

Jeffrey Tengel, Chief Executive Officer, and Mark Ruggiero, Chief Financial Officer and Executive Vice President of Consumer Lending, will host a conference call to discuss second quarter earnings at 10:00 a.m. Eastern Time on Friday, July 21, 2023. Internet access to the call is available on the Company’s website at https://INDB.RocklandTrust.com or via telephonic access by dial-in at 1-888-336-7153 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Conference Number: 3932449 and will be available through July 28, 2023. Additionally, a webcast replay will be available on the Company's website until July 21, 2024.

ABOUT INDEPENDENT BANK CORP.

    Independent Bank Corp. (Nasdaq Global Select Market: INDB) is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. Rockland Trust was named to The Boston Globe's "Top Places to Work" 2022 list, an honor earned for the 14th consecutive year. Rockland Trust has a longstanding commitment to equity and inclusion. This commitment is underscored by initiatives such as Diversity and Inclusion leadership training, a colleague Allyship mentoring program, and numerous Employee Resource Groups focused on providing colleague support and education, reinforcing a culture of mutual respect and advancing professional development, and Rockland Trust's sponsorship of diverse community organizations through charitable giving and employee-based volunteerism. In addition, Rockland Trust is deeply committed to the communities it serves, as reflected in the overall "Outstanding" rating in its most recent Community Reinvestment Act performance evaluation. Rockland Trust offers a wide range of banking, investment, and insurance services. The Bank serves businesses and individuals through over 120 retail branches, commercial and residential lending centers, and investment management offices located throughout Eastern Massachusetts as well as in Worcester County and Rhode Island. Rockland Trust also offers a full suite of mobile, online, and telephone banking services. Rockland Trust is an FDIC member and an Equal Housing Lender.

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and business of the Company. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•further weakening in the United States economy in general and the regional and local economies within the New England region and the Company’s market area;
•the effects of inflationary pressures, labor market shortages and supply chain issues;
•the instability or volatility in financial markets and unfavorable general economic or business conditions, globally, nationally or regionally, whether caused by geopolitical concerns, including as a result of the conflict between Russia and Ukraine, recent disruptions in the banking industry, or other factors;
•unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather, pandemics or other external events;
•adverse changes or volatility in the local real estate market;
•adverse changes in asset quality and any unanticipated credit deterioration in our loan portfolio including those related to one or more large commercial relationships;
•acquisitions may not produce results at levels or within time frames originally anticipated and may result in unforeseen integration issues or impairment of goodwill and/or other intangibles;
•additional regulatory oversight and related compliance costs;
•changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;
•higher than expected tax expense, resulting from failure to comply with general tax laws and changes in tax laws;
•changes in market interest rates for interest earning assets and/or interest bearing liabilities and changes related to the phase-out of the London Interbank Offered Rate ("LIBOR");
•increased competition in the Company’s market areas;
•adverse weather, changes in climate, natural disasters, geopolitical concerns, including those arising from the conflict between Russia and Ukraine;
•the emergence of widespread health emergencies or pandemics, any further resurgences or variants of the COVID-19 virus, actions taken by governmental authorities in response thereto, other public health crises or man-made events, and their impact on the Company's local economies or the Company's operations;
•a deterioration in the conditions of the securities markets;
•a deterioration of the credit rating for U.S. long-term sovereign debt or uncertainties surrounding the federal budget;
•inability to adapt to changes in information technology, including changes to industry accepted delivery models driven by a migration to the internet as a means of service delivery;

•electronic fraudulent activity within the financial services industry, especially in the commercial banking sector;
•adverse changes in consumer spending and savings habits;
•the effect of laws and regulations regarding the financial services industry;
•changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business, including any such changes in laws and regulations as a result of recent disruptions in the banking industry, and the associated costs of such changes;
•the Company's potential judgments, claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory and government actions;
•changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters;
•cyber security attacks or intrusions that could adversely impact our businesses; and
•other unexpected material adverse changes in our operations or earnings.

The Company wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties described in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.

    This press release and the appendices attached to it contain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This information may include operating net income and operating earnings per share ("EPS"), operating return on average assets, operating return on average common equity, operating return on average tangible common equity, core net interest margin ("core margin"), tangible book value per share and the tangible common equity ratio.

Operating net income, operating EPS, operating return on average assets and operating return on average common equity, exclude items that management believes are unrelated to the Company's core banking business such as merger and acquisition expenses, provision for credit losses on acquired loan portfolios, and other items, if applicable. Management uses operating net income and related ratios and operating EPS to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such items. Management reviews its core margin to determine any items that may impact the net interest margin that may be one-time in nature or not reflective of its core operating environment, such as low-yielding loans originated through government programs in response to the pandemic, or significant purchase accounting adjustments, or other adjustments such as nonaccrual interest reversals/recoveries and prepayment penalties. Management believes that adjusting for these items to arrive at a core margin provides additional insight into the operating environment and how management decisions impact the net interest margin.

    Management also supplements its evaluation of financial performance with analysis of tangible book value per share (which is computed by dividing stockholders' equity less goodwill and identifiable intangible assets, or "tangible common equity", by common shares outstanding), the tangible common equity ratio (which is computed by dividing tangible common equity by "tangible assets", defined as total assets less goodwill and other intangibles), and return on average tangible common equity (which is computed by dividing net income by average tangible common equity). The Company has included information on tangible book value per share, the tangible common equity ratio and return on average tangible common equity because management believes that investors may find it useful to have access to the same analytical tools used by management.  As a result of merger and acquisition activity, the Company has recognized goodwill and other intangible assets in conjunction with business combination accounting principles.  Excluding the impact of goodwill and other intangibles in measuring asset and capital values for the ratios provided, along with other bank standard capital ratios, provides a framework to compare the capital adequacy of the Company to other companies in the financial services industry.

    These non-GAAP measures should not be viewed as a substitute for operating results and other financial measures determined in accordance with GAAP. An item which management excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating net income, operating EPS, operating return on average assets, operating return on average common equity, core margin, tangible book value per share and the tangible common equity ratio, are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Contacts:

Jeffrey Tengel
President and Chief Executive Officer
(781) 982-6144

Mark J. Ruggiero
Chief Financial Officer and
Executive Vice President of Consumer Lending
(781) 982-6281

Category: Earnings Releases

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
CONSOLIDATED BALANCE SHEETS
(Unaudited, dollars in thousands)				% Change	% Change
	June 30 2023	March 31 2023	June 30 2022	Jun 2023 vs.	Jun 2023 vs.
				Mar 2023	Jun 2022
Assets
Cash and due from banks	$181,810	$179,923	$202,802	1.05%	(10.35)%
Interest-earning deposits with banks	126,454	322,621	1,273,465	(60.80)%	(90.07)%
Securities
Trading	4,477	4,469	3,637	0.18%	23.10%
Equities	21,800	21,503	21,181	1.38%	2.92%
Available for sale	1,372,903	1,405,602	1,501,949	(2.33)%	(8.59)%
Held to maturity	1,623,892	1,678,376	1,408,189	(3.25)%	15.32%
Total securities	3,023,072	3,109,950	2,934,956	(2.79)%	3.00%
Loans held for sale	6,577	1,130	2,358	482.04%	178.92%
Loans
Commercial and industrial	1,723,219	1,649,882	1,541,046	4.44%	11.82%
Commercial real estate	7,812,796	7,820,094	7,791,757	(0.09)%	0.27%
Commercial construction	1,022,796	1,046,310	1,194,577	(2.25)%	(14.38)%
Small business	237,092	225,866	205,953	4.97%	15.12%
Total commercial	10,795,903	10,742,152	10,733,333	0.50%	0.58%
Residential real estate	2,221,284	2,095,644	1,844,057	6.00%	20.46%
Home equity - first position	546,240	556,534	587,314	(1.85)%	(6.99)%
Home equity - subordinate positions	549,158	534,221	478,196	2.80%	14.84%
Total consumer real estate	3,316,682	3,186,399	2,909,567	4.09%	13.99%
Other consumer	27,326	19,401	32,864	40.85%	(16.85)%
Total loans	14,139,911	13,947,952	13,675,764	1.38%	3.39%
Less: allowance for credit losses	(140,647)	(159,131)	(144,319)	(11.62)%	(2.54)%
Net loans	13,999,264	13,788,821	13,531,445	1.53%	3.46%
Federal Home Loan Bank stock	39,488	40,303	6,249	(2.02)%	531.91%
Bank premises and equipment, net	193,642	195,921	202,221	(1.16)%	(4.24)%
Goodwill	985,072	985,072	985,072	—%	—%
Other intangible assets	21,537	23,253	28,845	(7.38)%	(25.34)%
Cash surrender value of life insurance policies	296,687	295,268	292,807	0.48%	1.33%
Other assets	527,328	500,140	522,230	5.44%	0.98%
Total assets	$19,400,931	$19,442,402	$19,982,450	(0.21)%	(2.91)%
Liabilities and Stockholders' Equity
Deposits
Noninterest-bearing demand deposits	$4,861,092	$5,083,678	$5,562,174	(4.38)%	(12.60)%
Savings and interest checking accounts	5,525,223	5,638,781	6,347,601	(2.01)%	(12.96)%
Money market	3,065,520	3,094,362	3,419,170	(0.93)%	(10.34)%
Time certificates of deposit	1,796,216	1,455,351	1,310,603	23.42%	37.05%
Total deposits	15,248,051	15,272,172	16,639,548	(0.16)%	(8.36)%
Borrowings
Federal Home Loan Bank borrowings	788,479	879,628	25,652	(10.36)%	2,973.75%
Junior subordinated debentures, net	62,857	62,856	62,854	—%	—%
Subordinated debentures, net	49,933	49,909	49,838	0.05%	0.19%
Total borrowings	901,269	992,393	138,344	(9.18)%	551.47%
Total deposits and borrowings	16,149,320	16,264,565	16,777,892	(0.71)%	(3.75)%
Other liabilities	396,697	346,928	333,373	14.35%	18.99%
Total liabilities	16,546,017	16,611,493	17,111,265	(0.39)%	(3.30)%
Stockholders' equity
Common stock	440	439	459	0.23%	(4.14)%
Additional paid in capital	1,997,674	1,995,077	2,146,333	0.13%	(6.93)%

Retained earnings	1,009,735	971,338	833,857	3.95%	21.09%
Accumulated other comprehensive loss, net of tax	(152,935)	(135,945)	(109,464)	12.50%	39.71%
Total stockholders' equity	2,854,914	2,830,909	2,871,185	0.85%	(0.57)%
Total liabilities and stockholders' equity	$19,400,931	$19,442,402	$19,982,450	(0.21)%	(2.91)%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Three Months Ended
				% Change	% Change
	June 30 2023	March 31 2023	June 30 2022	Jun 2023 vs.	Jun 2023 vs.
				Mar 2023	Jun 2022
Interest income
Interest on federal funds sold and short-term investments	$3,312	$665	$2,817	398.05%	17.57%
Interest and dividends on securities	15,583	15,310	11,283	1.78%	38.11%
Interest and fees on loans	179,759	170,926	133,988	5.17%	34.16%
Interest on loans held for sale	39	34	35	14.71%	11.43%
Total interest income	198,693	186,935	148,123	6.29%	34.14%
Interest expense
Interest on deposits	31,909	22,675	2,111	40.72%	1,411.56%
Interest on borrowings	14,238	5,262	1,151	170.58%	1,137.01%
Total interest expense	46,147	27,937	3,262	65.18%	1,314.68%
Net interest income	152,546	158,998	144,861	(4.06)%	5.31%
Provision for credit losses	5,000	7,250	—	(31.03)%	100.00%
Net interest income after provision for credit losses	147,546	151,748	144,861	(2.77)%	1.85%
Noninterest income
Deposit account fees	5,508	5,916	5,828	(6.90)%	(5.49)%
Interchange and ATM fees	4,478	4,184	4,027	7.03%	11.20%
Investment management	10,348	9,779	9,329	5.82%	10.92%
Mortgage banking income	670	308	1,042	117.53%	(35.70)%
Increase in cash surrender value of life insurance policies	1,940	1,854	1,871	4.64%	3.69%
Gain on life insurance benefits	176	11	123	1,500.00%	43.09%
Loan level derivative income	1,275	408	436	212.50%	192.43%
Other noninterest income	6,362	5,782	5,242	10.03%	21.37%
Total noninterest income	30,757	28,242	27,898	8.91%	10.25%
Noninterest expenses
Salaries and employee benefits	53,975	56,975	49,538	(5.27)%	8.96%
Occupancy and equipment expenses	12,385	12,822	11,637	(3.41)%	6.43%
Data processing and facilities management	2,530	2,527	2,247	0.12%	12.59%
FDIC assessment	2,674	2,610	1,743	2.45%	53.41%
Other noninterest expenses	23,991	23,727	25,397	1.11%	(5.54)%
Total noninterest expenses	95,555	98,661	90,562	(3.15)%	5.51%
Income before income taxes	82,748	81,329	82,197	1.74%	0.67%
Provision for income taxes	20,104	20,082	20,421	0.11%	(1.55)%
Net Income	$62,644	$61,247	$61,776	2.28%	1.41%

Weighted average common shares (basic)	44,129,152	45,004,100	46,665,101
Common share equivalents	7,573	19,564	14,096
Weighted average common shares (diluted)	44,136,725	45,023,664	46,679,197

Basic earnings per share	$1.42	$1.36	$1.32	4.41%	7.58%
Diluted earnings per share	$1.42	$1.36	$1.32	4.41%	7.58%

Performance ratios
Net interest margin (FTE)	3.54%	3.79%	3.27%
Return on average assets (calculated by dividing net income by average assets)	1.29%	1.30%	1.24%
Return on average common equity (calculated by dividing net income by average common equity) (GAAP)	8.78%	8.63%	8.49%
Return on average tangible common equity (Non-GAAP) (calculated by dividing net income by average tangible common equity)	13.54%	13.30%	13.01%
Noninterest income as a % of total revenue (calculated by dividing total noninterest income by net interest income plus total noninterest income)	16.78%	15.08%	16.15%
Efficiency ratio (calculated by dividing total noninterest expense by total revenue)	52.13%	52.69%	52.42%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Six Months Ended
			% Change
	June 30 2023	June 30 2022	Jun 2023 vs.
			Jun 2022

Interest income
Interest on federal funds sold and short-term investments	$3,977	$3,703	7.40%
Interest and dividends on securities	30,893	21,327	44.85%
Interest and fees on loans	350,685	263,613	33.03%
Interest on loans held for sale	73	99	(26.26)%
Total interest income	385,628	288,742	33.55%
Interest expense
Interest on deposits	54,584	4,218	1,194.07%
Interest on borrowings	19,500	2,231	774.05%
Total interest expense	74,084	6,449	1,048.77%
Net interest income	311,544	282,293	10.36%
Provision for (release of) credit losses	12,250	(2,000)	(712.50)%
Net interest income after provision for credit losses	299,294	284,293	5.28%
Noninterest income
Deposit account fees	11,424	11,321	0.91%
Interchange and ATM fees	8,662	7,636	13.44%
Investment management	20,127	18,002	11.80%
Mortgage banking income	978	2,404	(59.32)%
Increase in cash surrender value of life insurance policies	3,794	3,666	3.49%
Gain on life insurance benefits	187	123	52.03%
Loan level derivative income	1,683	1,040	61.83%
Other noninterest income	12,144	9,978	21.71%
Total noninterest income	58,999	54,170	8.91%
Noninterest expenses
Salaries and employee benefits	110,950	98,249	12.93%
Occupancy and equipment expenses	25,207	24,939	1.07%
Data processing and facilities management	5,057	4,619	9.48%
FDIC assessment	5,284	3,548	48.93%
Merger and acquisition expense	—	7,100	(100.00)%
Other noninterest expenses	47,718	47,607	0.23%
Total noninterest expenses	194,216	186,062	4.38%
Income before income taxes	164,077	152,401	7.66%
Provision for income taxes	40,186	37,528	7.08%
Net Income	$123,891	$114,873	7.85%

Weighted average common shares (basic)	44,564,209	47,013,989
Common share equivalents	13,568	17,403
Weighted average common shares (diluted)	44,577,777	47,031,392

Basic earnings per share	$2.78	$2.44	13.93%
Diluted earnings per share	$2.78	$2.44	13.93%

Reconciliation of Net Income (GAAP) to Operating Net Income (Non-GAAP):
Net Income	$123,891	$114,873
Noninterest expense components
Add - merger and acquisition expenses	—	7,100
Noncore increases to income before taxes	—	7,100
Net tax benefit associated with noncore items (1)	—	(1,995)
Noncore increases to net income	$—	$5,105
Operating net income (Non-GAAP)	$123,891	$119,978	3.26%

Diluted earnings per share, on an operating basis	$2.78	$2.55	9.02%

(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	3.67%	3.18%
Return on average assets (GAAP) (calculated by dividing net income by average assets)	1.29%	1.15%
Return on average assets on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average assets)	1.29%	1.21%
Return on average common equity (GAAP) (calculated by dividing net income by average common equity)	8.70%	7.82%
Return on average common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average common equity)	8.70%	8.16%
Return on average tangible common equity (GAAP) (calculated by dividing net income by average tangible common equity)	13.42%	11.89%
Return on average tangible common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average tangible common equity)	13.42%	12.42%
Noninterest income as a % of total revenue (calculated by dividing total noninterest income by net interest income plus total noninterest income)	15.92%	16.10%
Noninterest income as a % of total revenue on an operating basis (Non-GAAP) (calculated by dividing total noninterest income on an operating basis by net interest income plus total noninterest income)	15.92%	16.10%
Efficiency ratio (GAAP) (calculated by dividing total noninterest expense by total revenue)	52.41%	55.30%
Efficiency ratio on an operating basis (Non-GAAP) (calculated by dividing total noninterest expense on an operating basis by total revenue)	52.41%	53.19%

ASSET QUALITY
(Unaudited, dollars in thousands)	Nonperforming Assets At
	June 30 2023	March 31 2023	June 30 2022
Nonperforming loans
Commercial & industrial loans	$3,235	$26,343	$3,518
Commercial real estate loans	29,910	18,038	40,074
Small business loans	348	242	31
Residential real estate loans	8,179	8,178	8,563
Home equity	3,944	3,305	3,514
Other consumer	86	129	215
Total nonperforming loans	45,702	56,235	55,915
Other real estate owned	110	—	—
Total nonperforming assets	$45,812	$56,235	$55,915

Nonperforming loans/gross loans	0.32%	0.40%	0.41%
Nonperforming assets/total assets	0.24%	0.29%	0.28%
Allowance for credit losses/nonperforming loans	307.75%	282.98%	258.10%
Allowance for credit losses/total loans	0.99%	1.14%	1.06%
Delinquent loans/total loans	0.30%	0.27%	0.40%

	Nonperforming Assets Reconciliation for the Three Months Ended
	June 30 2023	March 31 2023	June 30 2022

Nonperforming assets beginning balance	$56,235	$54,881	$56,618
New to nonperforming	18,018	5,416	2,822
Loans charged-off	(23,767)	(815)	(545)
Loans paid-off	(3,984)	(1,915)	(2,239)
Loans restored to performing status	(680)	(1,352)	(738)
Other	(10)	20	(3)
Nonperforming assets ending balance	$45,812	$56,235	$55,915

	Net Charge-Offs (Recoveries)
	Three Months Ended			Six Months Ended
	June 30 2023	March 31 2023	June 30 2022	June 30 2023	June 30 2022
Net charge-offs (recoveries)
Commercial and industrial loans	$23,174	$276	$(29)	$23,450	$(42)
Commercial real estate loans	—	—	—	—	(3)
Small business loans	51	(3)	(22)	48	—
Home equity	(10)	(16)	84	(26)	82
Other consumer	269	281	166	550	566
Total net charge-offs (recoveries)	$23,484	$538	$199	$24,022	$603

Net charge-offs (recoveries) to average loans (annualized)	0.67%	0.02%	0.01%	0.35%	0.01%

BALANCE SHEET AND CAPITAL RATIOS
	June 30 2023	March 31 2023	June 30 2022
Gross loans/total deposits	92.73%	91.33%	82.19%
Common equity tier 1 capital ratio (1)	14.07%	13.83%	13.90%
Tier 1 leverage capital ratio (1)	10.85%	10.78%	10.42%
Common equity to assets ratio GAAP	14.72%	14.56%	14.37%
Tangible common equity to tangible assets ratio (2)	10.05%	9.89%	9.79%
Book value per share GAAP	$64.69	$64.17	$62.32
Tangible book value per share (2)	$41.88	$41.31	$40.31
(1) Estimated number for June 30, 2023.
(2) See Appendix A for detailed reconciliation from GAAP to Non-GAAP ratios.

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited, dollars in thousands)	Three Months Ended
	June 30, 2023			March 31, 2023			June 30, 2022
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate
Interest-earning assets
Interest-earning deposits with banks, federal funds sold, and short term investments	$270,443	$3,312	4.91%	$73,608	$665	3.66%	$1,377,286	$2,817	0.82%
Securities
Securities - trading	4,487	—	—%	4,095	—	—%	3,863	—	—%
Securities - taxable investments	3,071,752	15,581	2.03%	3,117,024	15,309	1.99%	2,889,245	11,281	1.57%
Securities - nontaxable investments (1)	191	2	4.20%	193	2	4.20%	197	3	6.11%
Total securities	$3,076,430	$15,583	2.03%	$3,121,312	$15,311	1.99%	$2,893,305	$11,284	1.56%
Loans held for sale	2,977	39	5.25%	2,474	34	5.57%	3,842	35	3.65%
Loans
Commercial and industrial (1)	1,686,348	29,451	7.00%	1,618,330	26,572	6.66%	1,537,883	17,496	4.56%
Commercial real estate (1)	7,803,702	91,813	4.72%	7,773,007	89,581	4.67%	7,827,442	76,771	3.93%
Commercial construction	1,044,650	17,212	6.61%	1,134,469	16,467	5.89%	1,193,353	13,456	4.52%
Small business	230,371	3,501	6.10%	222,543	3,219	5.87%	203,947	2,656	5.22%
Total commercial	10,765,071	141,977	5.29%	10,748,349	135,839	5.13%	10,762,625	110,379	4.11%
Residential real estate	2,153,563	20,943	3.90%	2,056,524	19,358	3.82%	1,761,986	14,879	3.39%
Home equity	1,094,329	17,394	6.38%	1,089,056	16,244	6.05%	1,046,933	9,178	3.52%
Total consumer real estate	3,247,892	38,337	4.73%	3,145,580	35,602	4.59%	2,808,919	24,057	3.44%
Other consumer	28,863	566	7.87%	32,767	577	7.14%	31,554	507	6.44%
Total loans	$14,041,826	$180,880	5.17%	$13,926,696	$172,018	5.01%	$13,603,098	$134,943	3.98%
Total interest-earning assets	$17,391,676	$199,814	4.61%	$17,124,090	$188,028	4.45%	$17,877,531	$149,079	3.34%
Cash and due from banks	178,707			181,402			190,501
Federal Home Loan Bank stock	44,619			14,714			6,249
Other assets	1,826,879			1,844,556			1,855,351
Total assets	$19,441,881			$19,164,762			$19,929,632
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$5,512,995	$9,425	0.69%	$5,745,357	$7,473	0.53%	$6,192,761	$710	0.05%
Money market	3,044,486	12,331	1.62%	3,243,322	10,393	1.30%	3,486,017	607	0.07%
Time deposits	1,630,015	10,153	2.50%	1,293,987	4,809	1.51%	1,356,507	794	0.23%
Total interest-bearing deposits	$10,187,496	$31,909	1.26%	$10,282,666	$22,675	0.89%	$11,035,285	$2,111	0.08%
Borrowings
Federal Home Loan Bank borrowings	1,068,585	12,576	4.72%	298,413	3,644	4.95%	25,654	123	1.92%
Junior subordinated debentures	62,856	1,044	6.66%	62,856	1,001	6.46%	62,854	410	2.62%
Subordinated debentures	49,921	618	4.97%	49,897	617	5.01%	49,825	618	4.97%
Total borrowings	$1,181,362	$14,238	4.83%	$411,166	$5,262	5.19%	$138,333	$1,151	3.34%
Total interest-bearing liabilities	$11,368,858	$46,147	1.63%	$10,693,832	$27,937	1.06%	$11,173,618	$3,262	0.12%
Noninterest-bearing demand deposits	4,873,767			5,219,531			5,546,041
Other liabilities	336,210			374,195			290,467
Total liabilities	$16,578,835			$16,287,558			$17,010,126
Stockholders' equity	2,863,046			2,877,204			2,919,506

Total liabilities and stockholders' equity	$19,441,881			$19,164,762			$19,929,632

Net interest income		$153,667			$160,091			$145,817

Interest rate spread (2)			2.98%			3.39%			3.22%

Net interest margin (3)			3.54%			3.79%			3.27%

Supplemental Information
Total deposits, including demand deposits	$15,061,263	$31,909		$15,502,197	$22,675		$16,581,326	$2,111
Cost of total deposits			0.85%			0.59%			0.05%
Total funding liabilities, including demand deposits	$16,242,625	$46,147		$15,913,363	$27,937		$16,719,659	$3,262
Cost of total funding liabilities			1.14%			0.71%			0.08%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $1.1 million, $1.1 million, and $956,000 for the three months ended June 30, 2023, March 31, 2023, and June 30, 2022, respectively, determined by applying the Company's marginal tax rates in effect during each respective quarter.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Six Months Ended
	June 30, 2023			June 30, 2022
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets
Interest earning deposits with banks, federal funds sold, and short term investments	$172,569	$3,977	4.65%	$1,640,264	$3,703	0.46%
Securities
Securities - trading	4,292	—	—%	3,798	—	—%
Securities - taxable investments	3,094,263	30,890	2.01%	2,808,213	21,324	1.53%
Securities - nontaxable investments (1)	192	4	4.20%	199	4	4.05%
Total securities	$3,098,747	$30,894	2.01%	$2,812,210	$21,328	1.53%
Loans held for sale	2,727	73	5.40%	6,643	99	3.01%
Loans
Commercial and industrial (1)	1,652,527	56,023	6.84%	1,536,757	34,527	4.53%
Commercial real estate (1)	7,788,304	181,394	4.70%	7,869,164	152,800	3.92%
Commercial construction	1,089,311	33,679	6.23%	1,192,013	25,724	4.35%
Small business	226,479	6,720	5.98%	199,408	5,072	5.13%
Total commercial	10,756,621	277,816	5.21%	10,797,342	218,123	4.07%
Residential real estate	2,105,311	40,301	3.86%	1,705,883	28,576	3.38%
Home equity	1,091,707	33,638	6.21%	1,039,661	17,840	3.46%
Total consumer real estate	3,197,018	73,939	4.66%	2,745,544	46,416	3.41%
Other consumer	30,940	1,143	7.45%	30,690	996	6.54%
Total loans	$13,984,579	$352,898	5.09%	$13,573,576	$265,535	3.94%
Total interest-earning assets	$17,258,622	$387,842	4.53%	$18,032,693	$290,665	3.25%
Cash and due from banks	180,047			181,069
Federal Home Loan Bank stock	29,749			8,814
Other assets	1,835,669			1,853,285
Total assets	$19,304,087			$20,075,861
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$5,628,535	$16,898	0.61%	$6,224,128	$1,308	0.04%
Money market	3,143,355	22,724	1.46%	3,547,066	1,166	0.07%
Time deposits	1,462,929	14,962	2.06%	1,411,275	1,744	0.25%
Total interest-bearing deposits	$10,234,819	$54,584	1.08%	$11,182,469	$4,218	0.08%
Borrowings
Federal Home Loan Bank borrowings	685,626	16,220	4.77%	25,675	256	2.01%
Long-term borrowings	—	—	—%	4,506	31	1.39%
Junior subordinated debentures	62,856	2,045	6.56%	62,854	709	2.27%
Subordinated debentures	49,909	1,235	4.99%	49,813	1,235	5.00%
Total borrowings	$798,391	$19,500	4.93%	$142,848	$2,231	3.15%
Total interest-bearing liabilities	$11,033,210	$74,084	1.35%	$11,325,317	$6,449	0.11%
Noninterest-bearing demand deposits	5,045,694			5,495,036
Other liabilities	355,097			292,023
Total liabilities	$16,434,001			$17,112,376
Stockholders' equity	2,870,086			2,963,485

Total liabilities and stockholders' equity	$19,304,087			$20,075,861

Net interest income		$313,758			$284,216

Interest rate spread (2)			3.18%			3.14%

Net interest margin (3)			3.67%			3.18%

Supplemental Information
Total deposits, including demand deposits	$15,280,513	$54,584		$16,677,505	$4,218
Cost of total deposits			0.72%			0.05%
Total funding liabilities, including demand deposits	$16,078,904	$74,084		$16,820,353	$6,449
Cost of total funding liabilities			0.93%			0.08%
(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $2.2 million and $1.9 million for the six months ended June 30, 2023 and 2022, respectively.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Certain amounts in prior year financial statements have been reclassified to conform to the current year's presentation.

APPENDIX A: NON-GAAP Reconciliation of Balance Sheet Metrics

(Unaudited, dollars in thousands, except per share data)

    The following table summarizes the calculation of the Company's tangible common equity to tangible assets ratio and tangible book value per share, at the dates indicated:

	June 30 2023	March 31 2023	June 30 2022
Tangible common equity	(Dollars in thousands, except per share data)
Stockholders' equity (GAAP)	$2,854,914	$2,830,909	$2,871,185	(a)
Less: Goodwill and other intangibles	1,006,609	1,008,325	1,013,917
Tangible common equity (Non-GAAP)	$1,848,305	$1,822,584	$1,857,268	(b)
Tangible assets
Assets (GAAP)	$19,400,931	$19,442,402	$19,982,450	(c)
Less: Goodwill and other intangibles	1,006,609	1,008,325	1,013,917
Tangible assets (Non-GAAP)	$18,394,322	$18,434,077	$18,968,533	(d)

Common Shares	44,130,901	44,114,827	46,069,761	(e)

Common equity to assets ratio (GAAP)	14.72%	14.56%	14.37%	(a/c)
Tangible common equity to tangible assets ratio (Non-GAAP)	10.05%	9.89%	9.79%	(b/d)
Book value per share (GAAP)	$64.69	$64.17	$62.32	(a/e)
Tangible book value per share (Non-GAAP)	$41.88	$41.31	$40.31	(b/e)

APPENDIX B: Non-GAAP Reconciliation of Earnings Metrics

(Unaudited, dollars in thousands)

    The following table summarizes the impact of noncore items on the Company's calculation of noninterest income and noninterest expense, the impact of noncore items on noninterest income as a percentage of total revenue and the efficiency ratio, as well as the average tangible common equity used to calculate return on average tangible common equity and operating return on tangible common equity for the periods indicated:

	Three Months Ended			Six Months Ended
	June 30 2023	March 31 2023	June 30 2022	June 30 2023	June 30 2022
Net interest income (GAAP)	$152,546	$158,998	$144,861	$311,544	$282,293	(a)

Noninterest income (GAAP)	$30,757	$28,242	$27,898	$58,999	$54,170	(b)
Noninterest income on an operating basis (Non-GAAP)	$30,757	$28,242	$27,898	$58,999	$54,170	(c)

Noninterest expense (GAAP)	$95,555	$98,661	$90,562	$194,216	$186,062	(d)
Less:
Merger and acquisition expense	—	—	—	—	7,100
Noninterest expense on an operating basis (Non-GAAP)	$95,555	$98,661	$90,562	$194,216	$178,962	(e)

Total revenue (GAAP)	$183,303	$187,240	$172,759	$370,543	$336,463	(a+b)
Total operating revenue (Non-GAAP)	$183,303	$187,240	$172,759	$370,543	$336,463	(a+c)

Net income (GAAP)	$62,644	$61,247	$61,776	$123,891	$114,873
Operating net income (Non-GAAP) (See income statement for reconciliation of GAAP to Non-GAAP)	$62,644	$61,247	$61,776	$123,891	$119,978

Average common equity (GAAP)	$2,863,046	$2,877,204	$2,919,506	$2,870,086	$2,963,485
Less: Average goodwill and other intangibles	1,007,500	1,009,340	1,014,953	1,008,415	1,015,991
Tangible average tangible common equity (Non-GAAP)	$1,855,546	$1,867,864	$1,904,553	$1,861,671	$1,947,494

Ratios
Noninterest income as a % of total revenue (GAAP) (calculated by dividing total noninterest income by total revenue)	16.78%	15.08%	16.15%	15.92%	16.10%	(b/(a+b))
Noninterest income as a % of total revenue on an operating basis (Non-GAAP) (calculated by dividing total noninterest income on an operating basis by total revenue)	16.78%	15.08%	16.15%	15.92%	16.10%	(c/(a+c))
Efficiency ratio (GAAP) (calculated by dividing total noninterest expense by total revenue)	52.13%	52.69%	52.42%	52.41%	55.30%	(d/(a+b))
Efficiency ratio on an operating basis (Non-GAAP) (calculated by dividing total noninterest expense on an operating basis by total revenue)	52.13%	52.69%	52.42%	52.41%	53.19%	(e/(a+c))
Return on average tangible common equity (Non-GAAP) (calculated by dividing annualized net income by average tangible common equity)	13.54%	13.30%	13.01%	13.42%	11.89%
Return on average tangible common equity on an operating basis (Non-GAAP) (calculated by dividing annualized net operating net income by average tangible common equity)	13.54%	13.30%	13.01%	13.42%	12.42%

APPENDIX C: Net Interest Margin Analysis & Non-GAAP Reconciliation of Core Margin

	Three Months Ended
	June 30, 2023			March 31, 2023
	Volume	Interest	Margin Impact	Volume	Interest	Margin Impact
	(Dollars in thousands)
Reported total interest earning assets	$17,391,676	$153,667	3.54%	$17,124,090	$160,091	3.79%
Acquisition fair value marks:
Loan accretion		(862)			(287)
CD amortization		11			11
		(851)	(0.02)%		(276)	—%

Nonaccrual interest, net		231	0.01%		(12)	—%

Other noncore adjustments	(6,362)	(287)	(0.01)%	(7,396)	(361)	(0.01)%

Core margin (Non-GAAP)	$17,385,314	$152,760	3.52%	$17,116,694	$159,442	3.78%